EXHIBITS 5 and 23(a)



                               June 13, 2001



FirstEnergy Corp.
76 South Main Street
Akron, Ohio  44308

Re: FirstEnergy Corp. - Registration Statement on Form S-8 relating to the FirstEnergy Corp. 401(k) Retirement Savings Plan for
IBEW
     Represented Employees at the Beaver Valley Nuclear Power
Plant

Ladies and Gentlemen:

     I have acted as counsel to FirstEnergy Corp., an Ohio corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offering of up to 250,000 shares (the "Shares") of the Company's Common Stock, par value $0.10 per share, to be issued pursuant to the provisions of the FirstEnergy Corp. 401(k) Retirement Savings Plan for IBEW Represented Employees at the Beaver Valley Nuclear Power Plant (the "Plan").

     In arriving at the opinions expressed below, I have reviewed the Registration Statement and the Plan. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

     Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, I am of the opinion that the Shares will be legally issued, fully paid and nonassessable, and will be binding obligations of the Company, when:

     (a) the applicable provisions of the 1933 Act and of State securities or "blue sky" laws shall have been complied with;

     (b) the Company's Board of Directors shall have duly authorized the issuance of the Shares pursuant to the provisions of the Plan;
          and

     (c) the Shares have been duly issued and paid for in an amount not less than par value of $0.10 per share.

     I further certify that the Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

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     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules or regulations of the Commission thereunder.

                                Respectfully submitted,



                                s/LEILA L. VESPOLI
                                ------------------------------
                                Leila L. Vespoli
                                General Counsel

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